ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
[signature]	00002226235-32
Ross Miller	Filing Date and Time
Secretary of State	03/13/2009 9:38 AM
State of Nevada	Entity Number
	E0145012009-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	R&A Productions, Inc.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: ______ (Name) ☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) Keith Hart Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 8800 CLAYSTONE COURT (Street Address) · Las Vegas (City) · Nevada · 89129-7074 (Zip Code) ______ Mailing Address (if different from street address) · ______ City · Nevada · ______ Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75,000,000 · Par value per share: $ .001 · Number of shares *without par value:* ______
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Hector Medina (Name) 6592 Kell Lane (Street Address) · Las Vegas (City) · NV (State) · 89156 (Zip Code) 2) ______ (Name) ______ Street Address · ______ City · ______ State · ______ Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Business
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Hector Medina (Name) · X [signature] (Incorporator Signature) 6592 Kell Lane (Address) · Las Vegas (City) · NV (State) · 89156 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] · 3-12-2009 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity · Date

This form must be accompanied by appropriate fees.